Exhibit 2.2

AMENDMENT NO. 2

TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of November 14, 2014, by and among CU Bancorp, a California corporation (“CUNB”), California United Bank, a California state-chartered commercial bank (“CUB”), and 1ST Enterprise Bank, a California state-chartered commercial bank (“FENB”), is made with reference to the following:

RECITALS

WHEREAS, CUNB, CUB and FENB have entered into that certain Agreement and Plan of Merger, dated as of June 2, 2014, as amended on August 14, 2014 (collectively, the “Agreement”);

WHEREAS, among other things, the Agreement reflects that certain holders of FENB Common Stock may have dissenters’ rights under the applicable provisions of the CGCL;

WHEREAS, the parties desire to clarify that all dissenters’ rights of holders of FENB Common Stock payable under the CGCL from and after the Effective Time will be assumed by and be an obligation of and be paid by CUB and/or CUNB;

NOW, THEREFORE, in consideration of the premises, and of the covenants and agreements contained herein, the parties hereto agree, effective as of the date of this Amendment, as follows:

AGREEMENT

1. Defined Terms. Except as expressly defined in this Amendment, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Agreement.

2. Amendment Regarding Dissenters’ Rights. The following is hereby added as Section 3.5.4 to the Agreement:

“3.5.4 Notwithstanding anything in this Agreement to the contrary, CUB and/or CUNB shall pay, as and when due, all obligations owed to holders of FENB Dissenting Shares out of the assets of CUB and/or CUNB as of immediately prior to the Effective Time.”

3. Due Execution.

(a) FENB represents and warrants to CUNB and CUB that: (i) this Amendment has been authorized by all necessary corporate action on the part of FENB; and (ii) this Amendment has been duly and validly executed and delivered by FENB, and, subject to the due and valid execution and delivery of this Amendment by CUNB and CUB, constitutes the valid and binding obligation of FENB, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity and Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b)(6)(D) (as applicable to FENB).

(b) Each of CUNB and CUB represents and warrants to FENB that: (i) this Amendment has been authorized by all necessary corporate action on the part of CUNB and CUB; and (ii) this Amendment has been duly and validly executed and delivered by CUNB and CUB, and, subject to the due and valid execution and delivery of this Amendment by FENB, constitutes the valid and binding obligation of CUNB and CUB, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity and Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b)(6)(D) (as applicable to CUB).

4. No Further Amendment. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect.

5. Counterparts. This Amendment may be executed in one or more counterparts all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties. A facsimile or other electronic copy of a signature page shall be deemed to be an original signature page.

[signature page immediately follows]

IN WITNESS WHEREOF, CUNB, CUB, and FENB have caused this Amendment to be executed by their duly authorized officers as of the date first set forth above.

CU BANCORP

By:	/s/ David I. Rainer

Name:	David I. Rainer
Title:	President and Chief Executive Officer

By:	/s/ Anita Y. Wolman

Name:	Anita Y. Wolman
Title:	Corporate Secretary

CALIFORNIA UNITED BANK

By:	/s/ David I. Rainer

Name:	David I. Rainer
Title:	President and Chief Executive Officer

By:	/s/ Anita Y. Wolman

Name:	Anita Y. Wolman
Title:	Corporate Secretary

1st ENTERPRISE BANK

By:	/s/ David Holman

Name:	David Holman
Title:	Chairman of the Board

By:	/s/ K. Brian Horton

Name:	K. Brian Horton
Title:	President and Assistant Secretary